UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

H.B. Fuller Company
(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota (Address of principal executive offices)		55164-0683 (Zip Code)

Registrant’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Supplemental Indenture and Notes

On October 20, 2020, H.B. Fuller Company, a Minnesota corporation (the “Company”), issued and sold $300,000,000 aggregate principal amount of its 4.250% Notes due 2028 (the “Notes”) pursuant to the Company’s previously disclosed Underwriting Agreement dated October 7, 2020. In connection therewith, the Company entered into a Second Supplemental Indenture (the “Supplemental Indenture”), which supplements the Indenture, dated as of February 14, 2017 (the “Base Indenture,” and as supplemented by the Supplemental Indenture, the “Indenture”), each with U.S. Bank National Association as trustee (“Trustee”). The Supplemental Indenture sets forth the terms of, and provides for the issuance of, the Notes. A form of the Notes is included within the Supplemental Indenture.

The stated maturity for the Notes is October 15, 2028. The Notes bear interest at 4.250% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2021. The Notes are senior unsecured obligations of the Company and will rank equally with the Company’s other unsecured and unsubordinated debt from time to time outstanding.

The Notes are not initially guaranteed by any of the Company’s subsidiaries. However, if in the future, any of the Company’s subsidiaries incurs, or becomes a guarantor or co-obligor of the Company’s obligations under, any similar capital markets debt securities, such subsidiary would be required to guarantee the Notes on a senior unsecured basis. The Company would be permitted to release any future guarantee without the consent of the holders of the Notes under the circumstances described in the Indenture.

The Company may redeem the Notes, in whole or in part, at any time and from time to time prior to their maturity at the applicable redemption prices described in the Notes. Upon the occurrence of a “change of control triggering event” as defined in the Notes (generally, a change of control of the Company accompanied by a reduction in the credit rating for the Notes), the Company will generally be required to make an offer to repurchase the Notes from holders at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. There will be no sinking funds for the Notes.

The Indenture contains covenants imposing certain limitations on the ability of the Company to incur liens or enter into sales and leaseback transactions. It also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include among other things nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing with respect to the Notes, the Trustee or holders of at least 25% in principal amount outstanding of the Notes may declare the principal and the accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable. These covenants and events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their respective affiliates are agents and/or lenders under the Company’s current credit facilities, including its secured term loan, and will receive a portion of the net proceeds of the Note offering that is used to repay the secured term loan.

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture (which was previously filed by the Company with the Securities and Exchange Commission (the “Commission”)) and the Second Supplemental Indenture (including the Form of Note included therein), attached as Exhibit 4.1 and referenced as Exhibit 4.2 hereto, respectively, and incorporated herein by reference.

Amended and Restated Credit Agreement

On October 20, 2020, the Company entered into an Amended and Restated Credit Agreement among the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”) and the various other parties named thereto (the “Amended Credit Agreement”), pursuant to which the Company, the Administrative Agent and the lenders party thereto have amended and restated the Credit Agreement, dated April 12, 2017, as previously amended, among the Company, the Administrative Agent and the lenders party thereto. Among other things, the Amended Credit Agreement extends the term of the revolving line of credit provided thereunder from April 12, 2022 to July 22, 2024; modifies interest rate margins and unused commitment fees; updates the list of addbacks and other adjustments in the determination of Consolidated EBITDA; amends the Secured Leverage Ratio covenant (currently requiring the Secured Leverage Ratio to be 5.90 to 1 or less) so that the maximum ratio steps down to 5.50 to 1 for quarters starting on or after November 27, 2021 and before December 3, 2022 and 5.25 to 1 thereafter; adds a requirement that the Interest Coverage Ratio be not less than 2.00 to 1; and makes numerous modifications relating to LIBOR replacement and other updates typical in the syndicated lending market.

A copy of the Amended Credit Agreement is attached as Exhibit 10.1 hereto and is expressly incorporated by reference herein. The foregoing description is qualified in its entirety by reference to the actual terms of the Amended Credit Agreement.

The foregoing descriptions and the copies of agreements have been included to provide information regarding the terms of the agreements. They are not intended to provide any other factual information about the Company. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-236084) (the “Registration Statement”), which became effective upon filing with the Commission, and the related Prospectus dated January 24, 2020 and Prospectus Supplement dated October 7, 2020. A copy of a legal opinion related to the validity of the Notes is attached hereto as Exhibit 5.1 and is expressly incorporated by reference herein and into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated October 20, 2020, between H.B. Fuller Company and U.S. Bank National Association, as Trustee, relating to the 4.250% Notes due 2028.

4.2	Form of Global Note representing the 4.250% Notes due 2028 (included in Exhibit 4.1).

5.1	Opinion of Faegre Drinker Biddle & Reath LLP as to the validity of the Notes.

10.1	Amended and Restated Credit Agreement, dated October 20, 2020, among H.B. Fuller Company and JPMorgan Chase Bank, N.A., as administrative agent and the various other parties named thereto.

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2020

H.B. FULLER COMPANY

By:	/s/ John J. Corkrean
John J. Corkrean
Executive Vice President and Chief Financial Officer